EXHIBIT 99.3

Adaptive Announces Pricing of Public Offering of Common Stock

SEATTLE, Wash., January 23, 2020 – Adaptive Biotechnologies Corporation (Nasdaq:ADPT), a commercial stage biotechnology company that aims to translate the genetics of the adaptive immune system into clinical products to diagnose and treat disease, announced today the pricing of an underwritten public offering of 8,000,000 shares of its common stock by certain selling shareholders at a public offering price of $26.50 per share, before underwriting discounts and commissions. In addition, the selling shareholders have granted the underwriters a 30-day option to purchase up to an additional 1,200,000 shares of Adaptive’s common stock at the public offering price, less underwriting discounts and commissions. Adaptive will not receive any proceeds from the sale of the shares of common stock by the selling shareholders. The offering is expected to close on January 28, 2020, subject to customary closing conditions.

J.P. Morgan, Goldman Sachs & Co. LLC and BofA Securities are acting as joint lead book-running managers for the offering. Cowen, Guggenheim Securities and William Blair are acting as book-running managers for the offering. BTIG is acting as co-manager for the offering.

A registration statement on Form S-1 relating to the shares being sold in this offering has been filed with and was declared effective by the Securities and Exchange Commission (SEC). The offering is being made only by means of a prospectus. A copy of the final prospectus relating to this offering may be obtained, when available, from: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204 or by email at prospectus-eq_fi@jpmchase.com; Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com; or BofA Securities, Inc., NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attn: Prospectus Department, or by email at dg.prospectus_requests@bofa.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Adaptive Biotechnologies

Adaptive Biotechnologies is a commercial-stage biotechnology company focused on harnessing the inherent biology of the adaptive immune system to transform the diagnosis and treatment of disease. We believe the adaptive immune system is nature’s most finely tuned diagnostic and therapeutic for most diseases, but the inability to decode it has prevented the medical community from fully leveraging its capabilities. Our proprietary immune medicine platform reveals and translates the massive genetics of the adaptive immune system with scale, precision and speed to develop products in life sciences research, clinical diagnostics, and drug discovery. We have two commercial products, and a robust clinical pipeline to diagnose, monitor and enable the treatment of diseases such as cancer, autoimmune conditions and infectious diseases. Our goal is to develop and commercialize immune-driven clinical products tailored to each individual patient.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding Adaptive’s current expectations, including the expected closing of the offering. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, those described more fully in the section captioned “Risk Factors” in Adaptive’s most recently filed Quarterly Report on Form 10-Q and in the final prospectus relating to this offering filed with the SEC. Forward-looking statements contained in this announcement are made as of this date, and Adaptive Biotechnologies undertakes no duty to update such information except as required under applicable law.

ADAPTIVE MEDIA
Beth Keshishian
917-912-7195
media@adaptivebiotech.com

ADAPTIVE INVESTORS
Carrie Mendivil
415-937-5405
investors@adaptivebiotech.com